UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

PRIME GROUP REALTY TRUST
 (Exact name of registrant as specified in its charter)

MARYLAND	1-13589	36-4173047
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Prime Group Realty Trust (the “Company”) issued a Press Release today disclosing that on June 10, 2008, its wholly-owned qualified REIT subsidiary PGRT ESH, Inc. (“Borrower”), extended the maturity date of a loan from Citicorp USA, Inc. in the original principal amount of $120 million, from June 10, 2008 until June 15, 2009. The interest rate for the extension is at Borrower’s election (a) one or three-month LIBOR plus 6% or (b) Lender’s base rate plus 4% per annum. The loan is non-recourse to Borrower and is secured by, among other things, a pledge of Borrower’s membership interest in BHAC Capital IV, L.L.C., an entity that owns 100% of Extended Stay Hotels, Inc. The loan is guaranteed by David Lichtenstein, the Chairman of our Board of Trustees, and Lightstone Holdings, LLC (“Guarantors”), both of which are affiliates of our parent companies. In addition, affiliates of Guarantors recently repaid $10.0 million of principal of the loan and have been paying the debt service on the loan, all as capital contributions to the Company and, in turn, to Borrower.

The loan extension has a $3.0 million restructuring fee payable in three installments through September 30, 2008, $1.0 million of which already been paid by affiliates of Guarantors. The loan also has a $1.1 million exit fee. Partial principal repayments of the loan are due as follows: (i) $15.0 million on June 30, 2008, (ii) $5.0 million on July 5, 2008, (iii) $20.0 million on September 30, 2008, (iv) $20.0 million on December 31, 2008 and (v) $20.0 million on March 31, 2009. $10.0 million of the amount due on September 30, 2008 may be deferred at Borrower’s election until December 31, 2008 provided that the interest rate on the loan will then increase by 2% per annum until such amount is paid. It is currently anticipated that all or a portion of these required repayments will be funded by affiliates of the Guarantors, although there can be no assurances that this will be the case.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of June 12, 2008, the Company instituted a retention and severance program for corporate employees, including four officers who are named executive officers in the Company’s Summary Compensation Table contained in the Company’s most recently filed Form 10-K for calendar year 2006, consisting of our President and Chief Executive Officer, Mr. Patterson (our “CEO”), our Senior Executive Vice President, General Counsel and Secretary, Mr. Hoffman (our “General Counsel”), our Executive Vice President – Capital Markets, Mr. Del Vecchio (our “EVP”) and our Senior Vice President – Leasing, Ms. Pallardy (our “SVP”). The program provides for the payment of certain retention bonuses in the event of a “change of control” of the Company. A “change of control” is defined as a sale of more than 50% of the voting shares of the Company, a merger or other business combination of the Company (other than a transaction where voting control does not change), a change in any 12 month period of a majority of our Board of Trustees (unless elected by a majority of incumbent directors unless such election was the result of an election contest of the type contemplated by Regulation 14a-11), a sale or disposition of a substantial portion of the Company’s assets, or a transaction pursuant to which the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

With respect to our CEO and General Counsel, the program provides for a payment to such executive only if he remains employed seven days after the effective date of the change of control, in which case he would each receive a payment equal to (i) the remaining base compensation he would be entitled to under his existing employment agreement with the Company for the remainder of its term, (ii) a pro-rata annual bonus through to the date of the change of control for the year in which the change of control occurs based on his most recent annual bonus (and a bonus for the prior calendar year if the change of control happens early in a calendar year prior to the payment of annual bonuses), and (iii) a discretionary bonus of at least $300,000 for our CEO and $100,000 for our General Counsel. This program is a retention program and does not amend or modify our CEO’s and General Counsel’s existing employment agreements.

With respect to our EVP, the program provides that the retention payment to him would be paid if he is employed at the time of the change of control, or if he is terminated within six months prior to the change of control in anticipation of the change of control. The payment due to our EVP under the program equals: (i) twelve months of his then current base salary, (ii) an amount equal to the annual bonus paid to him with respect to the 2007 calendar year, (iii) a pro-rata annual bonus as set forth in clause (ii) of the preceding paragraph, and (iv) a discretionary bonus of at least $100,000.

With respect to our SVP, the payment triggers are the same as for our EVP and the amount that would be due is equal to six months of her then current base salary.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements

None

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Prime Group Realty Trust dated June 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

	By:	/s/ Jeffrey A. Patterson

Jeffrey A. Patterson
Dated: June 16, 2008		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Prime Group Realty Trust dated June 16, 2008.